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                                                       Exhibit 10.2

















                     TOYOTA MOTOR SALES, U.S.A., INC.

                            401(k) EXCESS PLAN















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                             TABLE OF CONTENTS
                             -----------------

ARTICLE I       Purpose...............................................  1

ARTICLE II      Definitions...........................................  1

ARTICLE III     Eligibility and Participation.........................  3
     3.1        Eligibility to Participate............................  3

ARTICLE IV      Compensation Deferrals by Participants................  3
     4.1        Participant Compensation Deferrals....................  3
     4.2        Amounts of Participant Compensation Deferrals.........  3
     4.3        Provisions of Compensation Deferral Agreement.........  4

ARTICLE V       Company Matching Credits..............................  5
     5.1        Matching Credits......................................  5

ARTICLE VI      Participant Accounts and Subaccounts..................  5
     6.1        Participant Accounts and Subaccounts..................  5
     6.2        Valuation of Account..................................  5

ARTICLE VII     Payment of Benefits...................................  6
     7.1        Vesting of Benefits...................................  6
     7.2        Form and Date of Payment..............................  6
     7.3        Hardship Distributions................................  7

ARTICLE VIII    Death Benefits........................................  7

ARTICLE IX      Right to Terminate or Modify Plan.....................  8

ARTICLE X       No Assignment, Etc....................................  8

ARTICLE XI      The Committee.........................................  8

ARTICLE XII     Release...............................................  9

ARTICLE XIII    No Contract of Employment.............................  9

ARTICLE XIV     Company's Obligation to Pay Benefits..................  9

ARTICLE XV      Claim Review Procedure................................  9

ARTICLE XVI     Arbitration........................................... 10

ARTICLE XVII    Miscellaneous......................................... 11
    17.1        Successor and Assigns................................. 11
    17.2        Notices............................................... 11
    17.3        Limitations on Liability.............................. 11
    17.4        Certain Small Benefits................................ 11
    17.5        Governing Law......................................... 11

            TOYOTA MOTOR SALES, U.S.A., INC. 401(k) EXCESS PLAN

                                ARTICLE I
                                 Purpose
                                 -------

     The purpose of the Toyota Motor Sales, U.S.A., Inc. 401(k) Excess Plan (the "Plan") is to attract and retain valuable executive employees by making available certain benefits that otherwise would be unavailable under the Company's Qualified 401(k) Plan because of limitations imposed under the Internal Revenue Code.

     This Plan is designed to qualify as an unfunded plan of deferred compensation for a select group of management or highly compensated employees described in 29 CFR 2520.104-23 and Sections 201(a), 301(a)(3) and 401(a)(1)
of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                               ARTICLE II
                              Definitions
                              -----------

     The  following terms  shall have  the meanings  set forth  below  in this
Article II, when capitalized:

     2.1 "Account" means the Account maintained for a Participant on the books of the Company to reflect the Participant's interest in this Plan. Such Account shall consist of the following subaccounts:

            - A Participant Compensation Deferral Subaccount reflecting the Participant's Compensation Deferrals in accordance with Article IV,
      as  adjusted   to reflect  an investment  return as  provided in
      Section 6.2.

            - A Matching Credits Subaccount reflecting Matching Credits made on behalf of the Participant in accordance with Article V, as adjusted to reflect an investment return as provided in Section 6.2.

     2.2 "Bonus Compensation" means Bonus/Gift Compensation as defined in the Qualified 401(k) Plan determined, however, without regard to the limitations of Section 401(a)(17) of the Code, and prior to reduction by any deferral under this Plan. Bonus Compensation shall take into account, for any Participant Compensation Deferral election, only such compensation as is payable with respect to services rendered after such election.

     2.3 "Company" means Toyota Motor Sales, U.S.A., Inc., and shall include any corporation that is affiliated with Toyota Motor Sales, U.S.A., Inc., within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

     2.4 "Compensation Deferral Agreement" means an agreement to defer compensation as described herein.

     2.5 "Committee" means the committee appointed to administer the Plan in accordance with Article X.

     2.6    "Effective Date" means October 1, 1995.



                                      -1-



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     2.7    "Eligible  Employee" means, for any Plan Year, any employee of the
Company who satisfies all of the following conditions:

            (a) such employee (i) has a rate of compensation that will result in such Participant having Excess Base Pay Compensation for such Plan Year, or (ii) in the sole discretion of the Committee, is determined to be eligible for the SERP.

            (b) such employee is, in the sole discretion of the Committee, determined likely to be eligible to make Before Tax Contributions to the Qualified 401(k) Plan for such Plan Year.

      2.8 "Excess Base Pay Compensation" means for any Plan Year, the excess of (i) Base Pay Compensation as defined in the Qualified 401(k) Plan (determined, however, without regard to the limitations of Section 401(a)(17) of the Code), over (ii) the dollar limit on compensation for such Plan Year prescribed under Code Section 401(a)(17). "Excess Base Pay Compensation" shall not be reduced by any such compensation deferred under this Plan.

      2.9 "Matching Credit" means the matching credit by the Company determined in accordance with Article V.

      2.10 "Participant" means each Eligible Employee who has made an election to participate in this Plan in accordance with Article III.

      2.11  "Participant   Compensation   Deferrals"   means    deferrals   of
compensation described in Article IV.

      2.12 "Plan" means the Toyota Motor Sales, U.S.A., Inc. 401(k) Excess Plan, as set forth herein.

      2.13 "Plan Administrator" means Toyota Motor Sales, U.S.A., Inc.. For purposes of Section 3(16)(A) of ERISA, Toyota Motor Sales, U.S.A., Inc. shall be the "plan administrator" and shall be responsible for compliance with any applicable reporting and disclosure requirements imposed by ERISA.

      2.14 "Plan Year" means the fiscal period commencing each October 1 and ending the following September 30.

      2.15 "Qualified 401(k) Plan" means the Toyota Motor Sales, U.S.A., Inc. Savings Plan, as in effect from time to time.

      2.16 "Separation from Service" means any separation from service of the Company for any reason. In the case of a Participant on disability, Separation from Service shall be deemed to occur when long term disability coverage commences, unless otherwise determined by the Committee.

      2.17 "SERP" means the Toyota Motor Sales, U.S.A., Inc. Supplemental Executive Retirement Plan.

      2.18  "Toyota" means Toyota Motor Sales, U.S.A., Inc.


                                      -2-



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                                  ARTICLE III
                        Eligibility and Participation
                        -----------------------------

3.1   Eligibility to Participate

            (a) Each Eligible Employee shall become a Participant hereunder upon delivery to the Committee, such properly completed enrollment forms and agreements as the Committee may require, including, but not limited to, a beneficiary designation form and a form electing the manner in which distributions will be payable with respect to such Participant's Account hereunder.

            Any election of payment method shall be applicable only to the extent provided in Section 7.2, and shall be irrevocable, unless the Committee, in its sole discretion, permits an Eligible Employee to change his or her election of payment method to a method providing payments over a longer period of time than originally elected by the Eligible Employee and which will not reasonably result in any increase in the amount otherwise payable in any taxable year of the Participant during which payment would have been made under the method of payment previously elected. The Committee shall not, however, permit any such change in a payment method election except prior to the first day of the calendar year in which the Participant will have both attained age fifty-five (55) and completed at least five (5) Years of Vesting Service (determined as provided in the Toyota Pension Plan). No payment option shall be selected by a Participant which is not among a list of payment options generally made available to all Participants by the Committee at the time of such selection. No assurance regarding the tax effects of making such change is provided to a participant who elects to change a form of payment.

            (b) Commencement or recommencement of active participation following any Separation from Service or other interruption of employment shall be on such terms and under such conditions as the Committee may, in its discretion, provide.

                               ARTICLE IV
                  Compensation Deferrals by Participants
                  --------------------------------------

4.1   Participant Compensation Deferrals

      In order to be eligible to make Participant Compensation Deferrals for any Plan Year an Eligible Employee must have become a Participant as provided in Article III, and must have filed with the Committee a properly completed Compensation Deferral Agreement on such date as is prescribed by the Committee (which shall be a date prior to the first day of such Plan Year).

4.2   Amounts of Participant Compensation Deferrals

      Participant Compensation Deferrals may be made by Participants as follows:

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            (a)         With  respect  to deferral  of  Bonus  Compensation  a
      Participant may elect  to defer,  in increments of  ten (10)  percentage
      points,    an amount  of such  Participant's  Bonus Compensation  not in excess of fifty percent (50%) of such Participant's Bonus Compensation. If a Participant's Bonus Compensation for a Plan Year is paid in more than one installment, a deferral election with respect to Bonus Compensation for a Plan Year shall be applied to all such installments, whether or not such installments are equal in amount and whether or not such installments are paid in the same Plan Year or calendar year. Thus, a Participant's election to defer 40% of such Participant's bonus that is paid in two installments will result in a deferral of 40% of each installment.

            (b) In the case of a Participant whose rate of compensation will result in such Participant having Excess Base Pay Compensation, such Participant may elect to defer, in increments of whole percentage points, a portion of such Participant's Excess Base Pay Compensation. The maximum of such excess compensation permitted to be deferred shall be ten percent (10%) of such Excess Base Pay Compensation. No such election to defer a portion of such Excess Base Pay Compensation shall provide for a deferral of less than six percent (6%) of such Excess Base Pay Compensation.

4.3   Provisions of Compensation Deferral Agreement

      A Participant Compensation Deferral Agreement under this Plan for a Plan Year shall be subject to the following conditions as if each of such conditions were fully set forth in such agreement:

            (a) A Participant electing to defer compensation shall be deemed to have waived any right to effect a hardship withdrawal from the Qualified 401(k) Plan, to the extent determined appropriate by the Committee to comply with the requirements of Section 401(k) of the Code and federal income tax rules regarding the deferral of compensation;

            (b)   A Participant Compensation Deferral Agreement for a
      Plan Year shall remain in effect throughout the Plan Year, shall not be subject to change by the Participant during such year, and automatically shall terminate as of the last day of such year. In addition, to the extent determined by the Committee, such agreement may be deemed to remain in effect throughout the full calendar year beginning with or within the Plan Year to which such agreement relates with the result that the next subsequent agreement shall not be given effect until the first day of the following calendar year.

            (c) Compensation deferrals pursuant to a Participant Compensation Deferral Agreement may be deducted from a Participant's compensation at such times throughout the deferral period as are administratively practicable, as determined by the Committee in its sole discretion.

            (d) To the extent that the value of a Participant's Account is permitted, at the discretion of the Committee, to be determined by reference to one or more indices designated by the Participant from time to time (including an indirect designation to the extent such



                                      -4-



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      designation is determined by reference to the Qualified 401(k) Plan), neither the Company, the Committee nor any person other than such Participant shall have responsibility or liability for any adverse economic consequences or loss resulting from the Participant's designation.

                                   ARTICLE V
                             Company Matching Credits
                             ------------------------

5.1   Matching Credits

            (a)   Subject to the requirements and restrictions of this
      Article V, and subject also to the amendment or termination of the Plan, as of each date that a compensation deferral is deducted from the Excess Base Pay Compensation of a Participant, Toyota shall credit a Matching Credit to the Matching Credit Subaccount of such Participant equal to four percent (4%) of such Excess Base Pay Compensation.

            (b) No Matching Credit shall be credited with respect to any deferral by a Participant of Bonus Compensation.

                                    ARTICLE VI
                        Participant Accounts and Subaccounts
                        ------------------------------------

6.1   Participant Accounts and Subaccounts

            (a) A Participant's Compensation Deferrals shall be credited to the Participant's Compensation Deferral Subaccount. Such crediting shall occur as soon as practicable after the payroll period or other period to which such amounts relate.

            (b) Matching Credits with respect to such Participant shall be credited to such Participant's Matching Credits Subaccount. Such crediting shall occur as of the date of crediting the Participant Compensation Deferrals to which such amounts relate.

            (c) A Participant's Account under the Plan shall consist of the sum of the Participant's Compensation Deferral Subaccount and the Participant's Matching Credits Subaccount.

6.2   Valuation of Account

      Accounts under this Plan shall, provided in Section 2.1 and Article XIV, consist solely of bookkeeping entries on the books of the Company which shall be adjusted as of each business day to reflect the crediting of earnings, gains and losses. Not less frequently than quarterly, the Committee shall furnish each Participant with a statement of such Participant's Account, and each Subaccount therein.

      For purposes of determining the value of a Participant's Account, the Committee may, in its discretion, permit a Participant to designate one or more indices, corresponding to investment fund options generally available under the Qualified 401(k) Plan as the applicable investment return measurement. Notwithstanding the foregoing, neither the Company nor the Committee or any other person shall have any responsibility or liability to invest assets of the Company in accordance with any such designation by the Participant, nor shall the Company or the Committee or any other person have any responsibility in valuing any Participant's Account to give effect to any such designation by a Participant, other than on such basis as is determined to be administratively practicable by the Company.

                                    ARTICLE VII
                                Payment of Benefits
                                -------------------

7.1   Vesting of Benefits

            (a) A Participant's interest in his or her Compensation Deferral Subaccount shall be fully vested and nonforfeitable at all times.

            (b)   A Participant's interest in his or her Matching
        Credits Subaccount shall become vested and nonforfeitable in accordance with the provisions of the Qualified 401(k) Plan applicable to vesting in the value of matching contributions under such Plan (including provisions of the Qualified 401(k) Plan relating to vesting upon termination, partial termination or other vesting event under such plan).

7.2   Form and Date of Payment

      Except  as provided  in  Section 7.3  or  Article IX,  no  portion of  a
Participant's Account under this Plan shall be paid to any person prior to a Participant's Separation from Service. Following Separation from Service payment of a Participant's vested interest in his or her Account under this Plan shall be made as follows:

            (a) if the Participant's Separation from Service occurs on or after the Participant's attainment of age fifty-five (55) and completion of at least five (5) Years of Vesting Service (as defined in the Toyota Pension Plan), payment shall be made in accordance with such election as the Participant has made as provided in Article III of this Plan, commencing as soon as practicable following such Separation from Service.

            (b) If, the Participant's Separation from Service occurs for any reason before the Participant's attainment of age fifty-five (55) and completion of at least five (5) Years of Vesting Service (determined as provided in the Toyota Pension Plan), payment shall be made as soon as administratively practicable following such Separation from Service notwithstanding any prior election by the Participant as to the form of payment, provided, however, that at the sole discretion of the Company and notwithstanding any prior election by the Participant for a more rapid distribution, distribution may be made in substantially equal monthly or quarterly payments over a period selected by the Company not in excess of thirty-six (36) months.

For purposes of this Section 7.2, payments shall reflect the valuation of a Participant's Account as of the end of the most recent complete valuation date preceding payment, or such other, more recent, valuation date as is determined by the Committee in its sole discretion, to be administratively practicable. For purposes of determining a Participant's age under this Section 7.2, in the


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

case of a Participant who is eligible for the Supplemental Executive Retirement Plan, "age" shall mean "SERP Age" as defined therein.

7.3   Hardship Distributions

      Upon application submitted to the Committee in such form and manner as the Committee may prescribe, an amount may be distributable to a Participant prior to the date of distribution specified in Section 7.2 above, provided that the Committee determines, in its sole discretion, that the distribution is on account of an "unforeseeable emergency," as defined below in this
Section 7.3, and provided further that a determination is made by the Committee that such distribution will not result in constructive receipt of income by any Participant for federal income tax purposes, or otherwise affect the federal income tax treatment of the Plan. In making such determination as to tax matters, the Committee may engage and rely upon opinions rendered by, tax experts selected or approved by the Committee.

      For purposes of this Section 7.3, the term "unforeseeable emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved -- (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

                               ARTICLE VIII
                              Death Benefits
                              --------------

      In the event of the death of a Participant, the undistributed portion of the Participant's vested interest in his or her Account shall be payable in a single lump sum to the beneficiary designated by the Participant for this purpose. Such payment shall be made as soon as practicable following verification of death and verification of the proper payee(s). If no beneficiary is then living, no beneficiary can be located, or none has been designated, any amount then payable shall be paid to such persons as would be entitled to payment under provisions of the Qualified 401(k) Plan as then in effect pertaining to the identity of payees in the event of a failure to designate a beneficiary under such plan. This Plan shall not give effect to disclaimers, whether made under state or federal law.

      Each Participant shall have the opportunity, from time to time, to designate one or more beneficiaries, but no such designation shall be effective unless such designation is made on forms prescribed for such purpose by the Committee, and such designation is received by the Committee prior to the date of the Participant's death. It is each Participant's sole responsibility to obtain such consents, and to take such other actions as may be necessary or appropriate in connection with participation in this Plan and in connection with the designation of any beneficiary, including but not limited to obtaining spousal or other consents, as may be necessary or appropriate to reflect marital property, support, or other obligations arising under contract, order or by operation of law.

                               ARTICLE IX
                    Right to Terminate or Modify Plan
                    ----------------------------------


      By action of the Executive Committee of Toyota Motor Sales, U.S.A., Inc., Toyota may modify or terminate this Plan without further liability to any Eligible Employee or former employee or any other person. Notwithstanding the preceding provisions of this Article IX, except as expressly required by law, this Plan may not be modified or terminated as to any Participant in a manner that adversely affects the payment of benefits theretofore accrued by such Participant, except that in the event of the termination of the Plan as to all Participants, this Plan may in the sole discretion of the Executive Committee of said Board be modified to accelerate payment of benefits to Participants.

                                ARTICLE X
                            No Assignment, Etc.
                            -------------------

      Benefits under this Plan may not be assigned or alienated and shall not be subject to the claims of any creditor. A Participant shall not be permitted to borrow from an Account under the Plan, nor shall a Participant be permitted to pledge or otherwise use his Account under the Plan as security for any loan or other obligation. No payments shall be made to any person or persons other than expressly provided herein, or on any date or dates other than as expressly provided herein.

                               ARTICLE XI
                              The Committee
                              -------------

            (a) The appointment, removal and resignation of members of the Committee shall be governed by the President of Toyota. Subject to change by the said President the membership of the Committee shall be the same as the membership of the Employee Benefits Committee of the Qualified 401(k) Plan.

            (b) The Committee shall have authority to oversee the management and administration of the Plan, and in connection therewith is authorized in its sole discretion to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include without limitation, the following:

                   (i) Resolving all questions relating to the eligibility of select management and highly compensated employees to become Participants; and

                   (ii) Resolving all questions regarding payment of benefits under the Plan and other questions regarding plan participation.

      Any action taken or determination made by the Committee shall be conclusive on all parties. The exercise of or failure to exercise any discretion reserved to the Committee to grant or deny any benefit to a Participant or other person under the Plan shall in no way require the Committee or any person acting on behalf thereof, to similarly exercise or fail to exercise such discretion with respect to any other Participant.

                               ARTICLE XII
                                 Release
                                 -------

      As a condition to making any payment under the Plan, or to giving effect to any beneficiary designation or other election or other action under the Plan by any Participant or any other person, the Plan Administrator may require such consents or releases as it determines to be appropriate, and further may require any such designation, election or other action to be in writing, in a prescribed form and to be filed with the Committee in a manner prescribed by the Committee. In the event the Committee determines, in its discretion, that multiple conflicting claims may be made as to all or a part of the same Account, the Committee may delay the making of any payment until such conflict or multiplicity of claims is resolved.

                              ARTICLE XIII
                        No Contract of Employment
                        -------------------------

      This Plan shall not be deemed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any employee at any time, nor shall this Plan interfere with the right of the Company to establish the terms and conditions of employment of any employee.

                               ARTICLE XIV
                   Company's Obligation to Pay Benefits
                   ------------------------------------

      Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, and any Employee, an Employee's beneficiary(ies) or any other person. Any compensation deferred under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company. To the extent that any person acquires a right to receive payments from the Company under this Plan such right shall be no greater than the right of any unsecured general creditor of the Company.

                               ARTICLE XV
                         Claim Review Procedure
                         ----------------------

            (a)   A person who believes that he or  she has not
      received all payments to  which he or she  is entitled under the  terms
      of this plan may  submit a claim therefor.   Within ninety (90) days
      following receipt of a claim for benefits under this Plan, and all necessary documents and information, the Committee or its authorized delegate reviewing the claim shall, if the claim is not approved, furnish the claimant with written notice of the decision rendered with respect to the application.

            (b) The written notice contemplated in (a) above shall set forth:

                  (i) the specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

                  (ii) a description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

                  (iii) an explanation of the Plan's claim review
                        procedure.

            (c) A claimant who wishes to contest the denial of his claim for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

            (d) A claimant who does not agree with the decision rendered as provided above in this Article XV with respect to his application may appeal the decision to the Committee. The appeal shall be made, in writing, within sixty-five (65) days after the date of notice of such decision with respect to the application. If the application has neither been approved nor denied within the ninety-day
      (90) period provided in (a) above, then the appeal shall be made within sixty-five (65) days after the expiration of the ninety-day
      (90) period.

            (e) The claimant may request that his application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal. The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty
      (120) days after receipt of a request for review. The decision by the Committee on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

                               ARTICLE XVI
                               Arbitration
                               -----------

      A claimant may contest the Committee's denial of his or her appeal only by submitting the matter to arbitration. In such event, the claimant and the Committee shall select an arbitrator from a list of names supplied by the American Arbitration Association in accordance with such Association's procedures for selection of arbitrators, and the arbitration shall be conducted in accordance with the rules of such Association. The arbitrator's authority shall be limited to the affirmance or reversal of the Committee's denial of the appeal, and the arbitrator shall have no power to alter, add to or subtract from any provision of this Plan. Except as otherwise required by the Employee Retirement Income Security Act of 1974, the arbitrator's decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan.

                               ARTICLE XVII
                               Miscellaneous
                               -------------

17.1  Successor and Assigns

      The Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and all Participants.

17.2  Notices

      Any notice or other communication required or permitted under the Plan shall be in writing, and if directed to the Company shall be sent to the Committee or its authorized delegate, and if directed to a Participant shall be sent to such Participant at his last known address as it appears on the records of the Company.


17.3  Limitations on Liability

            (a) The Company does not warrant any tax benefit nor any financial benefit under the Plan. Without limitation to the foregoing, the Company and its officers, employees and agents shall be held harmless by the Participant or Beneficiary from, and shall not be subject to any liability on account of, the federal or state or local income tax consequences, or any other consequences of any deferrals or credits with respect to Participants under the Plan.

            (b) The Company, its officers, employees, and agents shall be held harmless by the Participant from, and shall not be subject to any liability hereunder for, all acts performed in good faith.

17.4  Certain Small Benefits

      Notwithstanding any other provision of this Plan to the contrary, in the case of a Participant whose Account hereunder is not in excess of One Thousand Dollars ($1,000) and who ceases to make Participant Compensation Deferrals, the Committee may, in its sole discretion, distribute the Participant's entire vested interest in the Account, in lieu of any further benefit under this Plan.

17.5  Governing Law

      This Plan and any Participant Compensation deferral agreement hereunder are subject to the laws of the State of California, to the extent not preempted by ERISA.

      IN WITNESS WHEREOF, Toyota Motor Sales, U.S.A., Inc. has caused this instrument to be executed by its duly authorized officers, effective as of the Effective Date set forth hereinabove.

                                       TOYOTA MOTOR SALES, U.S.A., INC.

DATE:  February 7, 1996             By:   /S/ SHINJI SAKAI
                                        -----------------------------
                                              Shinji Sakai
                                              President

























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